Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE SALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY DESIGNATED BELOW THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $500,000	Dated as of February 15, 2023
New York, New York

Eucrates Biomedical Acquisition Corp., a British Virgin Islands company (the “Company”), promises to pay to the order of Eucrates LLC or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to Five-Hundred Thousand Dollars ($500,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Company to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.        Principal. The principal balance of this Note shall be payable by the Company on the earliest to occur of (i) the date on which Company consummates its initial business combination, (ii) the date that the winding up of the Company is effective (such date, the “Maturity Date”). The principal balance may be prepaid at any time without premium or penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Company, be obligated personally for any obligations or liabilities of the Company hereunder.

2.        Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.        Drawdown Requests. Company and Payee agree that Company may request up to Five-Hundred Thousand Dollars ($500,000) for costs reasonably related to working capital and general corporate purposes. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Company to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000). Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns under this Note is Five-Hundred Thousand Dollars ($500,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if any portion of the principal balance is prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Company. Notwithstanding the foregoing, all payments and prepayments by the Company shall be applied first to payment in full of any costs incurred in collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, and then to the reduction of the unpaid principal balance of this Note.

4.       Representations and Warranties. Company represents and warrants to Payee on the date hereof as follows:

(a)       Existence. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

(b)       Power and Authority. Company has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(c)       Authorization; Execution and Delivery. The execution and delivery of this Note by Company and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Company has duly executed and delivered this Note.

(d)       No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority is required in order for Company to execute, deliver, or perform any of its obligations under this Note.

(e)       No Violations. The execution and delivery of this Note and the consummation by the Company of the transactions contemplated hereby do not and will not (a) violate any provision of Company's organizational documents; (b) violate any law applicable to the Company or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Company may be bound.

(f)       Enforceability. The Note is a valid, legal and binding obligation of Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.        Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

(a)        Failure to Make Required Payments. Failure by Company to pay the outstanding balance due pursuant to this Note within five (5) business days of the Maturity Date.

(b)        Voluntary Bankruptcy. Etc. The commencement by Company of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Company generally to pay its debts as such debts become due, or the taking of corporate action by Company in furtherance of any of the foregoing.

(c)        Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order un stayed and in effect for a period of 60 consecutive days.

6.        Remedies.

(a)        Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Company, declare this Note to be due immediately and payable, whereupon the outstanding balance of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)        Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.        Waivers. Company and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Company by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Company agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.        Unconditional Liability. Company hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Company or affecting Company’s liability hereunder.

9.        Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered (i) personally or sent by first class registered or certified mail, or overnight courier service, to the address most recently provided to such party or such other address as may be designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.        Governing Law; Construction; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Note shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.        Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.        Trust Waiver. Payee hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering have been deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

13.        Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Payee.

14.        Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15. Conversion.

(a) Notwithstanding anything contained in this Note to the contrary, at Payee’s option, at any time prior to payment in full of the principal balance of this Note, Payee may elect to convert all or any portion of the unpaid principal balance of this Note into that number of units, each unit consisting of one ordinary share of the Company and one-third of one warrant exercisable for one ordinary share of the Company (the “Conversion Units”), equal to: (x) the portion of the principal amount of this Note being converted pursuant to this Section 15, divided by (y) $10.00, rounded up to the nearest whole number of units. The Conversion Units shall be identical to the units issued by the Company to the Payee in a private placement upon consummation of the Company’s initial public offering. The Conversion Units and their underlying securities, and any other equity security of the Company issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in Section 16 hereof.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to the Company or such other address which the Company shall designate against delivery of the Conversion Units, (iii) the Company shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, the Company shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates) (Payee or such other persons, the “Holders”) the Conversion Units, which shall bear such legends as are required, in the opinion of counsel to the Company or by any other agreement between the Company and Payee and applicable state and federal securities laws.

(c) The Holders shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Units upon conversion of this Note pursuant hereto; provided, however, that the Holders shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holders in connection with any such conversion.

(d) The Conversion Units shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

15. Registration Rights.

(a) Reference is made to that certain Registration Rights Agreement between the Company and the parties thereto, dated as of October 23, 2020 (the “Registration Rights Agreement”). All capitalized terms used in this Section 16 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b) The Holders shall be entitled to one Demand Registration, which shall be subject to the same provisions as set forth in Section 2.1 of the Registration Rights Agreement.

(c) The Holders shall also be entitled to include the Conversion Units and their underlying securities in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement; provided, however, that in the event that an underwriter advises the Company that the Maximum Number of Securities has been exceeded with respect to a Piggyback Registration, the Holders shall not have any priority for inclusion in such Piggyback Registration.

(d) Except as set forth above, the Holders and the Company, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

EUCRATES BIOMEDICAL ACQUISITION CORP.

By:	/s/ Parag Saxena
Name: Parag Saxena
Title: Chief Executive Officer

By:	/s/ Gonzalo Cordova
Name: Gonzalo Cordova
Title: Chief Financial Officer

Payee hereby acknowledges and agrees to the foregoing as of the date first written above.

ACKNOWLEDGED AND ACCEPTED

EUCRATES LLC

By:	/s Parag Saxena
Name: Parag Saxena
Title: Managing Member

By:	/s/ Stelios Papadopoulos
Name: Stelios Papadopoulos
Title: Managing Member